Novatel Wireless Reports First Quarter 2016 Financial Results
Company Exceeds Guidance Ranges for Revenue and Profitability in the First Quarter
Non-GAAP Gross Margins for SaaS, Software and Services Exceed 71% in the First Quarter
Ctrack® Telematics Solutions Continue Strong Financial Performance
SAN DIEGO—May 9, 2016 -- Novatel Wireless, Inc. (NASDAQ: MIFI), a leading provider of solutions for the Internet of Things (“IoT”), including software-as-a-service (“SaaS”) solutions for the fleet telematics market, announced financial results for the first quarter ended March 31, 2016.
“In the first quarter, Novatel Wireless gained traction in its evolution from being primarily a hardware manufacturer to a provider of comprehensive IoT solutions, with higher-margin SaaS, software and service offerings. Our Ctrack fleet management and other telematics solutions continued to generate strong subscriber growth during the first quarter, driving Novatel Wireless back toward profitability, with the Company achieving its highest adjusted EBITDA since 2014,” said Sue Swenson, Chair and CEO of Novatel Wireless. “The Company’s business transformation is well underway, with SaaS, software and services achieving non-GAAP gross margins of more than 71% in the first quarter, while our MiFi business continued to generate strong revenues with solid gross margins. When combining the Ctrack, FW and Novatel Wireless offerings with our strengthened expense management and discipline, I believe the Company will reach $7 million in quarterly adjusted EBITDA in the fourth quarter of this year.”
First Quarter 2016 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the first quarter of 2016:

•
Revenue increased by 25.0% to $66.9 million in the first quarter of 2016, compared to $53.5 million in the first quarter of 2015. Revenue from SaaS, software and services increased to $12.8 million in the first quarter of 2016, from only $0.5 million in the first quarter of 2015, due to the Company’s focus on growing revenue from SaaS, software and services with solutions focused on IoT, which included the acquisitions of DigiCore Holdings Limited, with its Ctrack® telematics solutions (“Ctrack”), and Feeney Wireless (“FW”) during 2015. Revenue from Ctrack solutions was $15.0 million in the first quarter of 2016, driving revenue from SaaS, software and services to 19.1% of the Company’s total revenue in the first quarter of 2016, compared to less than 1% of total revenue in the first quarter of 2015. Revenue from hardware products was $54.1 million in the first quarter of 2016, an increase of 2.1%, from $53.0 million in the first quarter of 2015.

•
Net loss was ($11.9 million), or ($0.22) per share, in the first quarter of 2016, compared to a net loss of ($7.8 million), or ($0.17) per share, in the first quarter of 2015. The net loss for the first quarter of 2016 included a $2.1 million charge for amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes issued in June 2015, $1.1 million in share-based compensation expense, $0.6 million of restructuring charges, and $2.4 million in acquisition- and divestiture-related expenses, including $1.8 million related to the amortization of the step-up to fair value of Ctrack’s finished goods.

•
As of March 31, 2016, the Company had cash and cash equivalents of $8.3 million, with $3.4 million drawn down on its $48 million revolving credit facility with Wells Fargo Bank. On April 11, 2016, the Company closed a sale with Telit Technologies (Cyprus) Limited and Telit Wireless Solutions, Inc. (collectively, “Telit”) for certain hardware modules and related assets for approximately $14.75 million, of which $9.0 million in cash was received by the Company on the closing date, plus potential earn-out payments. As a result, the Company currently has no amounts drawn down on its revolving credit facility with Wells Fargo Bank, along with higher cash balances than at March 31, 2016.

The Company also announced the following non-GAAP financial results for the first quarter of 2016. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
Non-GAAP gross profit increased by 77.4% to $23.6 million in the first quarter of 2016, from $13.3 million in the first quarter of 2015, driven by a combination of increased total revenues and non-GAAP gross margins from the

Company’s Ctrack and FW-branded SaaS, software and services. Overall non-GAAP gross margin increased to 35.2% in the first quarter of 2016, compared to 24.8% in the first quarter of 2015, as the Company continued its transition toward an improved mix of higher-margin IoT solutions with significant SaaS and recurring revenue components. Non-GAAP gross margin on SaaS, software and services was 71.5% in the first quarter of 2016, primarily driven by revenues from high-margin SaaS and software solutions delivered by Ctrack and FW. Non-GAAP gross margin on hardware products increased to 26.6% in the first quarter of 2016, compared to 24.2% in the first quarter of 2015, primarily as a result of reduced sales of legacy mobile computing products. The Company’s Ctrack telematics solutions acquired in October 2015, which include a mix of hardware, SaaS and services, generated non-GAAP gross margins of 63.7% in the first quarter of 2016.

•
Non-GAAP operating expenses were $24.4 million in the first quarter of 2016, compared to $13.8 million in the first quarter of 2015, an increase of 76.8%, due to the acquisitions and integration of Ctrack and FW in 2015. The Company has undertaken cost containment measures since August 2015 to partially offset this increase in non-GAAP operating expenses, including two reductions-in-force and a closure of the Company’s Richardson, TX, facility, that, among other cost saving initiatives, have eliminated 88 full- and part-time employee and contractor positions across the Company. The Company has also announced plans to cease its manufacturing operations in Durban, South Africa, related to certain legacy Ctrack hardware products, resulting in the elimination of 44 additional positions.

•
Adjusted EBITDA increased to $1.3 million in the first quarter of 2016, compared sequentially to ($0.1 million) in the fourth quarter of 2015, and also compared to $0.6 million in the first quarter of 2015. In the first quarter of 2016, adjusted EBITDA returned to profitability as the Company benefited from its emphasis on growing SaaS, software and services revenue, while also rationalizing the costs associated with its hardware business, in an effort to generate improved performance across multiple areas of the Company. Adjusted EBITDA contributed by Ctrack’s telematics solutions was $2.2 million in the first quarter of 2016.

•
Non-GAAP net loss for the first quarter of 2016 was ($4.3 million), or ($0.08) per share, compared to ($0.6 million), or ($0.01) per share, in the first quarter of 2015, as the Company continues to integrate its two acquisitions from 2015.

Other Key Metrics

	Q1-2016	Q4-2015	Q1-2015
Revenue
SaaS, Software and Services Revenue	$12.8 million	$12.6 million	$0.5 million
Non-GAAP Gross Margin	71.5%	63.6%	n/a
Hardware Revenue	$54.1 million	$48.9 million	$53.0 million
Non-GAAP Gross Margin	26.6%	25.7%	24.2%
IoT Revenue(1)	$27.0 million	$31.8 million	$8.9 million
Non-GAAP Gross Margin	49.6%	44.2%	26.2%
MiFi Revenue(1)	$39.9 million	$29.7 million	$44.6 million
Non-GAAP Gross Margin	25.4%	21.9%	24.5%
Subscribers
Ctrack Fleet Subscribers	164,000	157,850	n/a
Ctrack Non-Fleet Subscribers	206,000	200,200	n/a
FW Subscribers(2)	164,000	162,170	150,500
Total Consolidated Subscribers	534,000	520,220	150,500
_____________________________________________________

(1)
The Company currently places primary emphasis on its mix of SaaS, software and services revenues as compared to its hardware revenues. However, since the Company has historically reported its mix of MiFi (or mobile computing) revenues as compared to its IoT (or M2M) revenues, these metrics are presented as well.

(2)	Q1-2015 subscriber metrics include FW subscribers even though the Company had limited revenue associated with FW in Q1-2015 due to the closing of the acquisition on March 27, 2015.

Second Quarter Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”).
Our guidance for the second quarter of 2016 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies, as well as the sale to Telit of certain hardware modules and related assets which closed on April 11, 2016.

Second Quarter 2016 Outlook
Revenue	$57 million - $63 million
Non-GAAP Gross Margin	34.5% - 37.5%
Non-GAAP Operating Expenses	$22.5 million - $25.5 million
Adjusted EBITDA	$1.0 million - $2.0 million
Non-GAAP Net Loss Per Share	$(0.08) - $(0.05)
Weighted-Average Shares Outstanding	approximately 54 million
Our consolidated second quarter outlook above is inclusive of the following anticipated contribution from Ctrack:

Revenue	$14.0 million - $16.0 million
Non-GAAP Gross Margin	60% - 65%
Adjusted EBITDA	$1.5 million - $2.5 million
Conference Call Information
Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Novatel Wireless will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company's website at www.novatelwireless.com. An audio replay of the conference call will also be available beginning one hour after the call, through May 23, 2016. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10083559#. International parties may call 1-412-317-0088 and enter the same code.
ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (Nasdaq:MIFI) is a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market. Our innovative products and solutions provide anywhere, anytime communications and analytics for consumers and businesses of all sizes, with approximately 164,000 subscribed fleet vehicles for Ctrack among the Company’s 534,000 global subscribers. Novatel Wireless, Inc. is headquartered in San Diego, California. www.novatelwireless.com. @MIFI (Twitter)
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the second quarter ending June 30, 2016, future demand for our products, the expected impact of acquisition activity, statements made by Sue Swenson, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data and fleet management software and services, (2) the growth of wireless wide-area networking and fleet management software and services, (3)  customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company's anticipated new product and service offerings, (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged, (5) dependence on third party manufacturers and key component suppliers worldwide, (6) the success of the Company’s corporate development activities, including integration of Ctrack and FW and divestitures of lines of business that are not essential to the Company’s strategy, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products and services in a timely manner, (9) litigation, regulatory and IP developments related to our products or components of our products, (10) dependence on a small number of customers for a significant portion of the Company’s revenues and (11) the Company's plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.
These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Novatel Wireless, Inc. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, share-based compensation expense, charges related to the Company’s one-time all-employee 2014 retention bonus plan, amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes, and charges related to the Company’s acquisition and divestiture activities, including the amortization of the step-up to fair value of Ctrack’s and FW’s finished goods and other compensation expense related to the acquisitions. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible notes), and foreign currency gains or losses.
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees and changes in the Company's stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculations of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share have limitations as an analytical tool and you should not consider these measures in isolation or as substitutes for GAAP metrics. In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2016 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless, Ctrack and FW names and logos are trademarks of Novatel Wireless, Inc.

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Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenues:
Hardware	$54,161	$53,011
SaaS, software and services	12,783	483
Cost of net revenues:
Hardware	40,869	40,823
SaaS, software and services	4,892	37
Gross profit	21,183	12,634
Operating costs and expenses:
Research and development	8,025	10,758
Sales and marketing	7,753	4,224
General and administrative	10,199	5,364
Amortization of purchased intangible assets	928	167
Restructuring charges	622	(164)
Total operating costs and expenses	27,527	20,349
Operating loss	(6,344)	(7,715)
Other income (expense):
Interest expense, net	(3,928)	(74)
Other expense, net	(1,296)	(17)
Loss before income taxes	(11,568)	(7,806)
Income tax provision	331	20
Net loss	(11,899)	(7,826)
Less: Net income attributable to noncontrolling interests	(5)	—
Net loss attributable to Novatel Wireless, Inc.	$(11,904)	$(7,826)

Per share data:
Net loss per share:
Basic and diluted	$(0.22)	$(0.17)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	53,251	46,262

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,261	$12,570
Accounts receivable, net	34,813	35,263
Short-term investments	1,100	1,267
Inventories	48,335	55,837
Prepaid expenses and other	7,141	6,039
Total current assets	99,650	110,976
Property, plant and equipment, net	8,543	8,812
Rental assets, net	6,318	6,155
Intangible assets, net	43,383	43,089
Goodwill	30,947	29,520
Other assets	21	201
Total assets	$188,862	$198,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,851	$35,286
Accrued expenses and other current liabilities	32,462	25,613
DigiCore bank facilities	3,305	3,313
Total current liabilities	61,618	64,212
Long-term liabilities:
Convertible senior notes, net	84,573	82,461
Revolving credit facility	3,400	—
Deferred tax liabilities, net	3,563	3,475
Other long-term liabilities	13,792	18,142
Total liabilities	166,946	168,290
Stockholders’ equity:
Common stock	53	53
Additional paid-in capital	503,395	502,337
Accumulated other comprehensive loss	(6,229)	(8,507)
Accumulated deficit	(475,353)	(463,451)
Total stockholders’ equity attributable to Novatel Wireless, Inc.	21,866	30,432
Noncontrolling interests	50	31
Total stockholders’ equity	21,916	30,463
Total liabilities and stockholders’ equity	$188,862	$198,753

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(11,899)	$(7,826)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,598	1,196
Amortization of acquisition-related inventory step-up	1,829	51
Provision for bad debts, net of recoveries	(111)	(41)
Provision for excess and obsolete inventory	1,311	206
Share-based compensation expense	1,066	790
Amortization of debt discount and debt issuance costs	2,112	—
Deferred income taxes	88	—
Unrealized foreign currency transaction loss, net	1,171	—
Other	445	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	378	(6,111)
Inventories	3,649	1,449
Prepaid expenses and other assets	(922)	1,152
Accounts payable	(10,063)	(3,601)
Accrued expenses, income taxes, and other	1,010	5,602
Net cash used in operating activities	(6,338)	(7,133)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(9,063)
Purchases of property, plant and equipment	(448)	(111)
Proceeds from the sale of property, plant and equipment	115	—
Purchases of intangible assets	(656)	(224)
Net cash used in investing activities	(989)	(9,398)
Cash flows from financing activities:
Proceeds from the exercise of warrant to purchase common stock	—	8,644
Net repayments on DigiCore bank facilities	(156)	—
Net borrowings on revolving credit facility	3,400	2,000
Payoff of acquisition-related assumed liabilities	—	(2,633)
Principal payments under capital lease obligations	(273)	—
Principal payments on mortgage bond	(54)	—
Taxes paid on vested restricted stock units, net of proceeds from stock option exercises	(9)	66
Net cash provided by financing activities	2,908	8,077
Effect of exchange rates on cash and cash equivalents	110	(29)
Net decrease in cash and cash equivalents	(4,309)	(8,483)
Cash and cash equivalents, beginning of period	12,570	17,853
Cash and cash equivalents, end of period	$8,261	$9,370

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2016
	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(11,899)	$(0.22)
Adjustments:
Share-based compensation expense (a)	1,066	0.02
Purchased intangibles amortization (b)	1,429	0.03
Acquisition- and divestiture-related charges (c)	2,353	0.04
Convertible senior notes discount and issuance costs amortization (d)	2,112	0.04
Restructuring charges (e)	622	0.01
Non-GAAP net loss	$(4,317)	$(0.08)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)
Adjustments reflect professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of Ctrack’s acquired finished goods.

(d)	Adjustments reflect the amortization of the debt discount and debt issuance costs related to convertible senior notes.

(e)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2016
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Acquisition- and divestiture-related charges (d)	Non-GAAP
Cost of net revenues	$45,761	$52	$501	$—	$1,829	$43,379
Operating costs and expenses:
Research and development	8,025	249	—	—	—	7,776
Sales and marketing	7,753	210	—	—	—	7,543
General and administrative	10,199	555	—	—	524	9,120
Amortization of purchased intangibles assets	928	—	928	—	—	—
Restructuring charges	622	—	—	622	—	—
Total operating costs and expenses	$27,527	1,014	928	622	524	$24,439
Total		$1,066	$1,429	$622	$2,353

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)
Adjustments reflect professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of Ctrack’s acquired finished goods.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

Three Months Ended March 31, 2016
Loss before income taxes	$(11,568)
Depreciation and amortization (a)	3,598
Share-based compensation expense (b)	1,066
Restructuring charges (c)	622
Acquisition- and divestiture-related charges (d)	2,353
Interest expense (e)	3,928
Other expense (f)	1,296
Adjusted EBITDA	$1,295

(a)	Adjustments reflect depreciation and amortization charges, including amortization of purchased intangibles for acquisitions.

(b)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)
Adjustments reflect professional fees, including legal, due diligence and other related charges for acquisitions and divestitures, as well as the amortization of the step-up to fair value of Ctrack’s acquired finished goods.

(e)	Adjustments reflect interest expense, which includes the amortization of the debt discount and debt issuance costs related to convertible senior notes.

(f)
Adjustments reflect other expense, including an unrealized foreign currency loss on an outstanding intercompany loan between Ctrack and one of its wholly-owned foreign subsidiaries, which is re-measured at each reporting period.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.